- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED         , 1996

- --------------------------------------------------------------------------------
                    P R O S P E C T U S   S U P P L E M E N T
                      (To Prospectus dated _____ , 19__ )
- --------------------------------------------------------------------------------


                            $__________ (Approximate)

                       Asset Backed Securities Corporation


                                    Depositor

           Conduit Mortgage Pass-Through Certificates, Series _______
                               % Pass-Through Rate


                  Principal and interest payable on the ___day
                    of each month, beginning __________, 19__
                                -----------------

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         The Conduit Mortgage Pass-Through Certificate, Series ______ (the "Certificates") offered herby evidence undivided fractional interests in a trust to be created by Asset Backed Securities Corporation, a Delaware corporation, (the "Depositor"), on or about _________________ , 199 (the "Trust"). The Trust property will consist of a pool of [conventional] [fixed-rate] [mortgage


                                                        (Continued on next page)


     See "Risk Factors" beginning on p.S-8 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

     [The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

                                -----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                  Price to         Underwriting       Proceeds to the
                                                                 Public (1)          Discount         Depositor (1)(2)
========================================================================================================================
Per Certificate                                                      %                   %                   %
- ------------------------------------------------------------------------------------------------------------------------
Total                                                              $                   $                   $
========================================================================================================================

(1) Plus accrued interest, if any, at the applicable rate from __________________, 19__.

(2) Before deduction of expenses payable by the Depositor estimated at $__________________________.

                                -----------------

The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [their] [its] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be delivered to the offices of CS First Boston, New York, New York, on or about _________________________________ , 19 .

- --------------------------------------------------------------------------------

                                 CS First Boston

        The date of this Prospectus Supplement is ____________________,19__

(Continued from prior page)

loans [and]] [mortgage participation certificates evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein), dated as of ___________________________, 19 , by the
Depositor in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus. The Certificates offered by this Prospectus Supplement constitute a separate series of the Certificates being offered by the Depositor from time to time pursuant to its Prospectus dated _________________, 199 , which accompanies this Prospectus Supplement and of which this Prospectus Supplement forms a part. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               -----------------


     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


     UNTIL ______________________ , 19 ____ , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                                -----------------

                              AVAILABLE INFORMATION


     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, NewYork 10048; and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).



                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered.................... Conduit Mortgage Pass-Through
                                         Certificates, Series ____________,
                                         ____% Pass-Through Rate (the
                                         "Certificates").

Amount................................ $_______________________ (Approximate:
                                         subject to a permitted variance of up
                                         to 5%).

Description of the Certificates....... [______________________________]

Depositor............................. Asset Backed Securities Corporation, a
                                         Delaware corporation (the "Depositor"),
                                         and an affiliate of the Underwriter.

Seller................................ [_____________________________]

Master Servicer....................... _____________, a _________ corporation
                                        (the "Master Servicer").

Denominations......................... The minimum denomination of a Certificate
                                         (a "Single Certificate") will initially
                                         represent approximately $___________
                                         aggregate principal amount of the
                                         Mortgage Loans.

Cut-off Date..........................  ______________________, 19 __.

Delivery Date.........................  On or about _____________________, 19__.

Record Date........................... [With respect to each Distribution Date, the last business day of the month
                                         preceding the month in which such
                                         Distribution Date occurs.]

Distribution Date..................... The ____ day of each month, or, if such day is not a business day, the next
                                         succeeding business day.

Interest Accrual Period............... [With respect to any Distribution Date, the calendar month preceding the month
                                         in which such Distribution Date occurs.
                                         Interest for each Interest Accrual
                                         Period is calculated based on a 360-day
                                         year comprised of twelve 30-day
                                         months.]

Collection Period..................... [With respect to a Distribution Date, the period beginning on the day after the
                                         Due Date in the month preceding the
                                         month in which such Distribution Date
                                         occurs and ending on the Due Date in
                                         the month in which such Distribution
                                         Date occurs.]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Due Date.............................. [With respect to any Distribution Date and/or any Mortgage Loan, as the case
                                         may be, the first day of the month in
                                         which such Distribution Date occurs, or
                                         if such first day is not a business
                                         day, the business day immediately
                                         following such first day.]

Final Scheduled
Distribution Date..................... [______________________]. The Final
                                         Scheduled Distribution Date has been
                                         determined to be the Distribution Date
                                         succeeding the latest maturity date of
                                         any Mortgage Loan in the Mortgage Pool.

Interest.............................. Passed through monthly at a fixed rate of
                                         __% per annum (the "Pass-Through
                                         Rate"), on each Distribution Date,
                                         commencing ________________, 19__.

Principal (including
Prepayments).......................... Passed through monthly on the
                                         Distribution Date, commencing
                                         _____________, 19 __. The rate of
                                         distribution of principal of the
                                         Certificates [(other than the Class R
                                         Certificates)] will depend on the rate
                                         of payment of principal of the Mortgage
                                         Loans which, in turn, will depend on
                                         the characteristics of the Mortgage
                                         Loans, the level of prevailing interest
                                         rates and other economic, geographic
                                         and social factors. No assurance can be
                                         given as to the actual payment
                                         experience of the Mortgage Loans.

Mortgage Pool......................... The Mortgage Pool will consist of [fixed rate], fully amortizing,
                                         [level-payment] mortgage loans [and
                                         mortgage participation certificates
                                         evidencing participation interests in
                                         such mortgage loans that meet the
                                         requirements of the nationally
                                         recognized rating agency or agencies
                                         rating the Certificates (collectively
                                         the "Rating Agency") for a rating in
                                         one of the two highest rating
                                         categories of such Rating Agency]
                                         secured by mortgages on one- to
                                         four-family residential properties
                                         [located in the states of , and
                                         _______] (the "Mortgage Loans"). All
                                         Mortgage Loans will have original
                                         maturities of at least [15 but no more
                                         than 30] years. See "Description of the
                                         Mortgage Pool and the Underlying
                                         Properties" herein.

Certain Risk Factors.................. For a discussion of certain risk factors that should be considered in connection
                                         with an investment in the Certificates,
                                         including those relating to [describe
                                         risk factors specific to transaction],
                                         see "Risk Factors" herein.

[Letter of Credit..................... The maximum liability of [_________]
                                         under an irrevocable standby letter of
                                         credit for the Mortgage Pool (the
                                         "Letter of Credit"), net of
                                         unreimbursed payments thereunder, will
                                         be no more than [10%] of the initial
                                         aggregate principal balance of the
                                         Mortgage Pool (the "Letter of Credit
                                         Percentage"). The maximum amount
                                         available to be paid under the Letter
                                         of Credit will be determined in
                                         accordance with the Pooling and
                                         Servicing Agreement referred to herein.
                                         The duration of coverage and the amount
                                         of frequency of any reduction in
                                         coverage will be in compliance with the
                                         requirements established by the Rating
                                         Agency, in order to obtain a rating in
                                         one of the two highest rating
                                         categories of such Rating Agency. The
                                         amount available under the Letter of
                                         Credit shall be reduced by the amount
                                         of unreimbursed payments thereunder.
                                         See "Description of the
                                         Certificates-Credit Support-The Letter
                                         of Credit" in the Prospectus.]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


[Pool Insurance Policy................ Subject to the limitations described herein, a pool insurance policy for
                                         certain of the Mortgage Loans (the
                                         "Pool Insurance Policy") will cover
                                         losses due to default on such Mortgage
                                         Loans in an initial amount of not less
                                         than [5%] of the aggregate principal
                                         balance as of the Cut-off Date of all
                                         Mortgage Loans that are not covered as
                                         to their entire outstanding principal
                                         balance by primary policies of mortgage
                                         guaranty insurance. The Pool Insurance
                                         Policy will be subject to the
                                         limitations described under
                                         "Description of Insurance-the Pool
                                         Insurance Policy" in the Prospectus.]

Hazard Insurance [and Special
Hazard Insurance Policy].............. All of the Mortgage Loans will be covered by standard hazard insurance policies
                                         insuring against losses due to various
                                         causes, including fire, lightning and
                                         windstorm. [An insurance policy (the
                                         "Special Hazard Insurance Policy") will
                                         cover losses with respect to the
                                         Mortgage Loans that result from certain
                                         other physical risks that are not
                                         otherwise insured against (including
                                         earthquakes and mudflows). The Special
                                         Hazard Insurance Policy will be limited
                                         in scope and will cover losses in an
                                         initial amount equal to the greater of
                                         __________% of the aggregate principal
                                         balance of the Mortgage Loans or times
                                         the unpaid principal balance of the
                                         largest Mortgage Loan.] Any hazard
                                         losses not covered by [either] standard
                                         hazard insurance policies [or the
                                         Special Hazard Insurance Policy] will
                                         not be insured against and [, to the
                                         extent that the amount available under
                                         any alternative method of credit
                                         support is exhausted,] will be borne by
                                         holders of the Certificates (the
                                         "Certificateholders"). The hazard
                                         insurance policies [and the Special
                                         Hazard Insurance Policy] will be
                                         subject to the limitations described
                                         under "Description of Insurance-Hazard
                                         Insurance" [and "-Special Hazard
                                         Insurance Policies"] in the Prospectus.

[Mortgagor Bankruptcy Bond............ The Depositor will obtain a bond or similar form of insurance coverage (the
                                         "Mortgagor Bankruptcy Bond"), providing
                                         coverage against losses that result
                                         from proceedings with respect to
                                         obligors under the Mortgage Loans (the
                                         "Mortgagors") under the federal
                                         Bankruptcy Code. See "Description of
                                         the Certificates-Mortgagor Bankruptcy
                                         Bond" herein and "Description of
                                         Insurance-The Mortgagor Bankruptcy
                                         Bond" in the Prospectus.]

[Optional Termination................. The Depositor may, at its option, repurchase from the Trust all Mortgage
                                         Loans remaining outstanding at such
                                         time as the aggregate unpaid principal
                                         balance of such Mortgage Loans is less
                                         than [10%] of the aggregate principal
                                         balance of the Mortgage Loans on the
                                         Cut-off Date. The repurchase price will
                                         equal the aggregate unpaid principal
                                         balance of such Mortgage Loans together
                                         with accrued interest thereon at the
                                         Pass-Through Rate through the last day
                                         of the month during which such
                                         repurchase occurs, plus the appraised
                                         value of any property acquired in
                                         respect thereof. [Any such repurchase
                                         will be effected in compliance with the
                                         requirements of Section 860F(a)(iv) of
                                         the Internal Revenue Code of 1986, as
                                         amended (the "Code"), so as to
                                         constitute a "qualifying liquidation"
                                         thereunder.] See "Termination;
                                         Repurchase of Mortgage Loans", herein
                                         and "Description of the
                                         Certificates-Termination; Repurchase of
                                         Certificates in the Prospectus."]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


Advances.............................. The Servicers of the Mortgage Loans (and
                                         the Master Servicer, with respect to
                                         each Mortgage Loan that it services
                                         directly and otherwise, to the extent
                                         the related Servicer does not do so)
                                         will be obligated to advance delinquent
                                         installments of principal and interest
                                         on the Mortgage Loans under certain
                                         circumstances described herein and in
                                         the Prospectus. See "Description of the
                                         Certificates-Advances" in the
                                         Prospectus.

Trustee............................... _____________________(the "Trustee"). See
                                         "Description of the
                                         Certificates-Trustee" herein.

Certificate Rating.................... It is a condition of issuance that the
                                         Certificates be rated in one of the two
                                         highest rating categories of [   ] (the
                                         "Rating Agency"). A security rating is
                                         not a recommendation to buy, sell or
                                         hold securities and may be subject to
                                         revision or withdrawal at any time by
                                         the assigning rating organization. A
                                         security rating does not address the
                                         frequency of prepayments or the
                                         possibility that Certificateholders
                                         might suffer a lower than anticipated
                                         yield. A security rating also does not
                                         represent any assessment of the yield
                                         to maturity that investors may
                                         experience. See "Risk Factors" herein
                                         and in the Prospectus, "Rating" herein
                                         and "Yield Considerations" in the
                                         Prospectus.

ERISA Considerations.................. See "ERISA Considerations" in the
                                         Prospectus [and herein].

Legal Investment...................... The Certificates constitute "mortgage related securities" for purposes of the
                                         Secondary Mortgage Market Enhancement
                                         Act of 1984 (the "Enhancement Act"),
                                         and, as such, are legal investments for
                                         certain entities to the extent provided
                                         in the Enhancement Act. See "Legal
                                         Investment" in the Prospectus [and
                                         herein].

Tax Aspects........................... The Depositor [intends] [does not intend]
                                         to make an election to treat the Trust
                                         as a Real Estate Mortgage Investment
                                         Conduit (a "REMIC"), pursuant to the
                                         Internal Revenue Code of 1986, as
                                         amended. [The Certificates other than
                                         the Class R Certificates (the "Regular
                                         Certificates") will be treated as
                                         regular interests in the REMIC and
                                         generally will be treated as debt
                                         instruments issued by the REMIC for
                                         federal income tax purposes. Certain
                                         Classes of the Regular Certificates may
                                         be issued with original issue discount.
                                         The prepayment assumption that will be
                                         used in determining the rate of accrual
                                         of any original issue discount on the
                                         Regular Certificates for federal income
                                         tax purposes (and whether such original
                                         issue discount is de minimis), and that
                                         may be used by a holder of a Regular
                                         Certificate to amortize premium, will
                                         be [ ]% of the Prepayment Assumption.
                                         No representation is made that the
                                         Mortgage Loans will prepay at such rate
                                         or at any other rate. The holders of
                                         the Residual Certificates will be
                                         subject to special federal income tax
                                         rules that may significantly reduce the
                                         after-tax yield of such Certificates.
                                         Further, significant restrictions apply
                                         to the transfer of the Residual
                                         Certificates.] See "Certain Federal
                                         Income Tax Consequences" [herein] [and]
                                         in the Prospectus.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

General

     The rate of distributions in reduction of the principal balance of any [Subclass or Class of] Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any [Subclass or Class of] Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of Mortgagor defaults resulting in realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Certificates Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Mortgage Loans; and - Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.


     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things (w) a concentration of Mortgage Loans originated by one or a few dealers, (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) and (iii) a discussion of the basis risk associated with a Class of Certificates.]



                        DESCRIPTION OF THE MORTGAGE POOL
                          AND THE UNDERLYING PROPERTIES

     The Mortgage Pool will consist of Mortgage Loans evidenced by mortgage notes with aggregate unpaid principal balances outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $_______. This amount is subject to a permitted variance of up to ____ %. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date will be $[ ______ ]. The Mortgage Pool will consist of _______________
- -year, [fixed-rate], fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.

     The weighted average interest rate (individually, a "Mortgage Rate") of the Mortgage Loans as of the Cut-off Date will be at least ____________ % but no more than ________________ %. All Mortgage Loans will have Mortgage Rates of at least _____________ % but no more than ____ %. The weighted average maturity of the Mortgage Loans, as of the Cut-off Date, will be at least __ years but no more than __ years. All Mortgage Loans will have original maturities of at least __ but no more than

________ years. None of the Mortgage Loans will have been originated prior to
_________, 19__ or after _______________, 19__. None of the Mortgage Loans will have a scheduled maturity later than ___________.

     The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

                              [Tables to be added]

     No more than __ % of the Mortgage Loans will have been originated before ___________________________ , and no more than __% of the Mortgage Loans will have been originated before ___________________________ . See "Certain Federal Income Tax Consequences-Mortgage Pools," "-Taxation of Owners of Trust Fractional Certificates" and "-Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

     At least __% of the Mortgage Loans will be Mortgage Loans each having outstanding principal balances of less than $____________.

     No more than ___% of the Mortgage Loans will be Mortgage Loans each having outstanding principal balances of more than $ _____ .

     No more than ___% of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of 95%.

     [All the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of private mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value. ]

     At least ___% of the Mortgage Loans will be secured by Mortgages on single-family dwellings.

     No more than___% of the Mortgage Loans will be secured by Mortgages on condominiums.

     No more than ___%, by aggregate principal balance, of the Mortgage Loans will be Mortgage Loans for which Buy-Down Funds have been provided, and no more than ____ % of the outstanding principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

     No more than ___%, by aggregate principal balance, of the Mortgage Loans will be GPM Loans.

     At least ____ % of the Mortgage Loans will be secured by an owner-occupied Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that such Mortgagor then intended to occupy the underlying property or, in the absence of such a representation, various factors indicating that the underlying property is owner-occupied.

     No more than [ ]% of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code.

     The Mortgage Loans will be secured by Mortgages on properties located in the states of ____________________.

     [With respect to ARM Loans, specify the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans.]

     [With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards for such loans.]

     [With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]

     [Specify whether the Depositor, the Master Servicer or the related Servicer, as the case may be, has the right to substitute Mortgage Loans and the period during which the Depositor, the Master Servicer or the related Servicer may exercise such right.]


     Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.


                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms"), as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and Servicing Agreement") among the Depositor, _______________________, as master servicer (the "Master Servicer"), and _____________________, as trustee (the "Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the notice to Certificateholders of such final distribution.

     The Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently located at _________ .


Trustee

     The Trustee for the Certificates will be _____________________________, a bank organized and existing under the laws of _______________ with its principal office located at ____________________________________.

The Master Servicer

     The Master Servicer is a ______________________ corporation that commenced operation in _________________ . The Master Servicer is a FNMA/FHLMC approved seller-servicer based in __________ . As of ________ , the Master Servicer serviced, for other investors and for its own account, approximately _______ mortgage loans with an aggregate principal balance in excess of $ _______ . The Master Servicer conducts operations through _________ FHA approved branch offices in _________ . The Master Servicer originated approximately $ ________ in mortgage loans in 19 _____ . The Master Servicer's consolidated stockholders' equity as of ________ was approximately $ ______ .

     The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates-Assignment of Mortgage Loans" and "-Advances," in an amount acceptable to the nationally recognized statistical rating organization or organizations rating the Certificates (collectively, the "Rating Agency").


Servicing Compensation and Payment of Expenses

     The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Mortgage Loan, equal to the excess of each interest payment on a Mortgage Loan over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Mortgage Loan under the terms of the agreement with the Master Servicer pursuant to which such Mortgage Loan is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Servicer) [.] [, and (b) the amount payable to the Depositor, as described below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Mortgage Loan an amount equal to one-twelfth of ____ % of the outstanding principal balance of such Mortgage Loan before giving effect to any payments due on the preceding Due Date. The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an amount equal to one-twelfth of ____ % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates-Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

     Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation might be characterized as an ownership interest in the interest payments on the Mortgage Loans ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average Mortgage Rate, or the stated interest rates on the Mortgage Loans exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. [The Depositor intends to treat ___% of such servicing compensation and ___% of the amount payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Certain Federal Income Tax Consequences-Mortgage Pools" and "-Taxation of Owners of Trust Fractional Certificates" in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[Termination; Repurchase of Mortgage Loans

     The Pooling and Servicing Agreement provides that the Depositor may purchase from the Trust all Mortgage Loans remaining in the Mortgage Pool and thereby effect early retirement of the Certificates, provided that the aggregate unpaid balances of the Mortgage Loans at the time of such repurchase is less than [10%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The purchase price for any such optional repurchase shall be equal to the outstanding principal balance of such Mortgage Loans, together with accrued interest at the Pass-Through Rate to the first day of the month following such repurchase plus the appraised value of any acquired property with respect to the Mortgage Loans. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]


[Letter of Credit

     The maximum liability of [ _____ ] under the Letter of Credit, net of unreimbursed payments thereunder, for the Certificates will be no more than [10%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates, in order to obtain a rating in one of the two highest rating categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates-Credit Support-The Letter of Credit" in the Prospectus.]


[The Pool Insurance Policy

     Subject to the limitations described under "Description of Insurance-Pool Insurance Policy" in the Prospectus, the Pool Insurance Policy will cover losses by reason of default on the Mortgage Loans that are not covered as to their entire outstanding principal balances by primary mortgage insurance, in an amount equal to ___% of the aggregate principal balance of such Mortgage Loans on the Cut-off Date.

     The Pool Insurance Policy will be issued by _________ , a corporation (the "Pool Insurer"), which is engaged principally in the business of insuring mortgage loans on residential properties against default in payment by the Mortgagor. At ______ , 19 , the Pool Insurer had insurance in force in the form of primary policies covering approximately $___ billion of residential mortgages. At such date, the Pool Insurer had total assets of approximately $____ million, capital and surplus aggregating $___ million and statutory contingency reserves of $___ million, resulting in total policyholders' reserves of $___ million.

     The information set forth above has been provided by the Pool Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]


[The Special Hazard Insurance Policy

     The Special Hazard Insurance Policy will cover certain risks not otherwise insured against under hazard insurance policies, subject to the limitations described in the Prospectus, and will be issued by ______ , a ______________ corporation (the "Special Hazard Insurer"). Claims under such policy will be limited to ___% of the aggregate principal balance of the Mortgage Loans or ____ times the principal balance of the Mortgage Loan with the highest outstanding principal balance as of the Cut-off Date, whichever is greater. At ______, 198_, the Special Hazard Insurer had total assets of approximately $___ million and total policyholders' surplus of $____ million. The claims-paying ability of the Special Hazard Insurer is presently rated by the Rating Agency. In accordance with standard rating agency practice, the Rating Agency may, at any time, revise or withdraw such rating.

     The information set forth above has been provided by the Special Hazard Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]


[Mortgagor Bankruptcy Bond

     The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgage Bankruptcy Bond") for proceedings with respect to Mortgagors under the federal Bankruptcy Code. The Mortgagor Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The initial amount of coverage provided by the Mortgagor Bankruptcy Bond will be $ ______ plus the greater of (i) % of the aggregate principal balances of the Mortgage Loans secured by second residences and investor-owned residences or (ii) ______ times the largest principal balance of any such Mortgage Loan. The coverage provided by the Mortgagor Bankruptcy Bond will be reduced by payments thereunder.

     The Mortgagor Bankruptcy Bond will be issued by ____________________, a _______________________ corporation. At _______________, 19___, had admitted assets of approximately $_________ and total policyholders' surplus of approximately $_______.

     The information set forth above concerning ___________________________ has been provided by it. The Depositor makes no representation as to the accuracy or completeness of such information.]


Certificate Rating

     It is a condition of issuance that the Certificates be rated in one of the two highest rating categories of [ _____ ] (the "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.


                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]


Weighted Average Life of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans,

100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The assumed final Distribution Date with respect to the Certificates is [ _______________ ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the Certificates, and sets forth the percentage of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of the Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]

     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Certificates.


                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                   [tax discussion to be added, as applicable]


                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]


                             [ERISA CONSIDERATIONS]

     [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus).]

                                  UNDERWRITING

         The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase from the Depositor [all] [the following respective principal amounts] of the Certificates:


[Underwriter

                  CS First Boston Corporation.................     $
                                                                       --
                                                                   -------------
                           Total..............................     $
                                                                   =============

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement[, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:


                                            Concession (Percent          Discount (Percent of
                                           of Principal Amount)            Principal Amount)
                                           --------------------            -----------------
                                                        %                              %


     After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by [the Underwriter] [the Representative].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]


                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.


                                 USE OF PROCEEDS

     The Depositor will apply all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in privately negotiated transactions.


                                 INDEX OF TERMS

                                                            Page on which Term
                                                             is defined in the
Term                                                     Prospectus Supplement
- ----                                                     ---------------------

[ARM Loans.........................................................prospectus]
[Buy-Down Funds....................................................prospectus]
Certificates...............................................................S-3
[Certificateholders........................................................S-5
Class..............................................................prospectus]
Code.......................................................................S-5
[Cut-off-Date......................................................prospectus]
Depositor..................................................................S-3
Distribution Date..........................................................S-4
Due Date...................................................................S-3
Enhancement Act............................................................S-6
Interest Accrual Period.............................................prospectus
Letter of Credit...........................................................S-4
Letter of Credit Percentage................................................S-4
Master Servicer............................................................S-3
Mortgage Loans.............................................................S-4
Mortgage Bankruptcy Bond..................................................S-11
[Mortgage Pool.....................................................prospectus]
Mortgage Rate..............................................................S-7
[Mortgaged Property................................................prospectus]
Mortgagors.................................................................S-5
[Multi-Class Certificates..........................................prospectus]
[Multifamily Property..............................................prospectus]
[Original Value....................................................prospectus]
Pass-Through Rate..........................................................S-4
Performance Bond..........................................................S-10
Pool Insurance Policy......................................................S-4
Pool Insurer..............................................................S-11
Pooling and Servicing Agreement............................................S-9
[Prepayment Assumption.............................................prospectus]
Rating Agency..............................................................S-4
Reference Agreement........................................................S-9
Regular Certificates.......................................................S-6
REMIC......................................................................S-6
Retained Yield............................................................S-10
Servicing Agreement.......................................................S-10
Single Certificate.........................................................S-3
SPA.......................................................................S-12
Special Hazard Insurance Policy...........................................S-15
Special Hazard Insurer....................................................S-11
Standard Terms.............................................................S-9
Trustee....................................................................S-9
[Underwriter.......................................................prospectus]


- --------------------------------------------------------------------------------


     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Available Information.....................................................S-2
Reports to Certifcateholders..............................................S-2
Summary of Terms..........................................................S-3
Risk Factors..............................................................S-7
Description of the Mortgage Pool and the Underlying
Properties................................................................S-7
Description of the Certificates...........................................S-7
Yield and Prepayment Considerations.......................................S-9
Certain Federal Income Tax Consequences..................................S-12
Legal Investment Considerations..........................................S-13
ERISA Considerations.....................................................S-13
Underwriting.............................................................S-13
Legal Matters............................................................S-13
Use of Proceeds..........................................................S-14
Index of Terms...........................................................S-14

                                   PROSPECTUS

Prospectus Supplement.......................................................2
Additional Information......................................................2
Incorporation of Certain Information by Reference...........................2
Summary of Terms............................................................3
Risk Factors...............................................................14
The Trust Fund.............................................................16
The Depositor..............................................................25
Use of Proceeds............................................................25
Yield Considerations.......................................................26
Maturity and Prepayment Considerations.....................................27
Description of the Certificates............................................29
Credit Support.............................................................54
Description of Insurance...................................................58
Certain Legal Aspects of the Mortgage
   Loans and Contracts.....................................................64
Certain Federal Income Tax Consequences....................................74
ERISA Considerations.......................................................97
Legal Investment..........................................................101
Plan of Distribution......................................................102
Legal Matters.............................................................103
Index of Terms............................................................104
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                                  Asset Backed
                             Securities Corporation
                                    Depositor

                                  $____________
                           _________ Conduit Mortgage
                           Pass-Through Certificates,
                                  Series 199 -_







                                   PROSPECTUS








                                 CS FIRST BOSTON


- --------------------------------------------------------------------------------